UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 22, 2016 (November 17, 2016)
Northrim BanCorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Alaska	0-33501	92-0175752
________________________ (State or other jurisdiction	_____________ (Commission	_________________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3111 C Street, Anchorage, Alaska		99503
___________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	907-562-0062
Not Applicable
___________________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 17, 2016 the Board of Directors of Northrim BanCorp, Inc. (the "Company") approved and adopted Amendments to its Bylaws effective immediately. The Bylaws include the following amendments:

Article 2, Section 2.2 of the existing Bylaws has been amended to update the timing and content of advance notice and related procedural and disclosure requirements by which a shareholder may nominate a director for election to the Company’s Board of Directors at an annual or special meeting of shareholders (the “Nominating Person”). The amendments require the Nominating Person to provide information regarding the Nominating Person, the Nominating Person’s ownership of securities in the Company and information regarding each candidate whom a Nominating Person proposes to nominate for election as a director. Additionally, the Nominating Person must update or supplement its notice, if necessary, prior to the shareholder meeting and the Nominating Person must appear at such meeting in person or by proxy.

Article 2, Section 2.2 of the Company’s Bylaws previously stipulated that any shareholder nomination to the Board of Directors was required to be delivered to the Company not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; or, if less than 21 days’ notice of the meeting was given to shareholders, the nomination had to be delivered no later than the seventh day after notice was given. The Company’s Bylaws previously did not require specific disclosure requirements related to shareholder nominations for directors.

The Bylaws also include certain technical, conforming, modernizing and clarifying changes. The foregoing description is qualified in its entirety by the Bylaws which are attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements - not applicable
(b) Proforma financial information - not applicable
(c) Shell company transactions - not applicable.

(d) Exhibit No.	Description

3.2	Bylaws of Northrim BanCorp, Inc. March 7, 2001, amended September 6, 2007, November 19, 2009 and November 17, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northrim BanCorp, Inc.

November 22, 2016	By:	/S/ Latosha M. Frye
Name: Latosha M. Frye
Title: EVP, Chief Financial Officer